Exhibit 99.1

APi Group Announces Launch of Senior Notes Offering

New Brighton, Minnesota – October 6, 2021 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”) today announced that APi Escrow Corp., a wholly-owned subsidiary of the Company (the “Escrow Issuer”), intends to offer $300 million aggregate principal amount of Senior Notes due 2029 (the “Notes”) in a private offering, subject to market and other customary conditions. The Notes are being offered solely to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act.

The gross proceeds from the private offering (plus an additional amount in cash sufficient to fund the special mandatory redemption price of the Notes) will be deposited into an escrow account for the benefit of the holders of the Notes until the date on which certain escrow conditions are satisfied, including the closing of the Company’s previously announced proposed acquisition of Chubb Limited (“Chubb Acquisition”). The Chubb Acquisition is expected to close around year-end 2021.

APi intends to use the net proceeds from the sale of the Notes to finance a portion of the consideration for the Chubb Acquisition and related fees and expenses. However, if the closing of the Chubb Acquisition does not occur on or before October 27, 2022, the indenture governing the Notes will require that such amounts deposited in the escrow account be used to redeem all of the Notes then outstanding at the special mandatory redemption price. Prior to the consummation of the Chubb Acquisition, the Notes will be the sole obligation of the Escrow Issuer. Substantially concurrent with the consummation of the Chubb Acquisition, the Escrow Issuer will be merged with and into APi Group DE, Inc. (“APi DE”), a wholly-owned subsidiary of the Company, with APi DE continuing as the surviving entity. APi DE will then assume all of the obligations of the Escrow Issuer under the Notes and the related indenture governing the Notes and the Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company and certain of the Company’s existing and future domestic subsidiaries.

No assurance can be given that the offering of the Notes will be completed, or, if completed, as to the terms on which it is completed. The Notes and related guarantees have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell, or a solicitation of an offer to purchase, of any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer or solicitation would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding the completion and timing of the offering of the Notes, and the Company’s planned use of any proceeds from the offering of the Notes and the timing of and the Company’s ability to close the Chubb Acquisition or redeem all of the Notes pursuant to the related indenture. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, market and other general economic conditions, the Company’s and the initial purchasers’ ability to satisfy the conditions required to close the offering of the Notes, the Company’s perception of future availability of equity or debt financing needed to fund its businesses and the risk factors set forth in the periodic reports and other documents filed or to be filed by the Company with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2020 and quarterly reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021. These forward-looking statements are made as of the date of this press release and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com